UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. 1)
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CARPARTS.COM, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CARPARTS.COM, INC.
2050 W. 190th Street, Suite 400,
Torrance, California 90504
Amendment to Proxy Statement

This amendment, dated April 26, 2024 (this “Amendment”), amends and supplements the definitive proxy statement on Schedule 14A, dated April 24, 2024 (as it may be amended, supplemented or otherwise modified from time to time, the “Proxy Statement”), filed by CarParts.com, Inc. Terms used in this amendment that are not defined have the meaning given to them in the Proxy Statement.

This Amendment amends the Proxy Statement to clarify that the parties’ stipulation to dismiss the Complaint filed on April 24, 2024, was not entered as an order of the Court.  The parties filed an amended stipulation to dismiss the Complaint as moot on April 25, 2024, which was entered as an order of the Court on April 26, 2024.

Except as described in this Amendment, the information provided in the Proxy Statement is not amended, supplemented or otherwise modified. This Amendment should be read in conjunction with the Proxy Statement.